         AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 2, 2002
                                           Registration Statement No. 333-______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         FIRST RELIANCE BANCSHARES, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)

         South Carolina                                 80-0030931
------------------------------------        ------------------------------------
  (State or other jurisdiction of                    (I.R.S. Employer
   incorporation or organization)                    Identification No.)


2170 W. Palmetto Street, Florence, South Carolina               29501
--------------------------------------------------------------------------------
    (Address of Principal Executive Offices)                 (Zip Code)


               1999 First Reliance Bank Employee Stock Option Plan
               ---------------------------------------------------
                            (Full title of the plan)

                               F. R. Saunders, Jr.
                         First Reliance Bancshares, Inc.
                             2170 W. Palmetto Street
                         Florence, South Carolina 29501
                         ------------------------------
                     (Name and address of agent for service)

                                 (843) 662-8802
                                 ---------------
          (Telephone number, including area code, of agent for service)

-----------------------------------------------------------------------------------------------------------------
                                           Calculation of Registration Fee
---------------------------- ------------------------------------------------------------------------------------
Title of Securities to be       Amount to be           Proposed          Proposed Maximum           Amount of
      Registered(1)             Registered(1)      Maximum Offering     Aggregate Offering      Registration Fee
                                                   Price Per Share            Price
---------------------------- ------------------- ---------------------- ---------------------- ------------------
Common Stock                      236,200(2)             $5.13(3)             $1,211,706               $111.48
---------------------------- ------------------- ---------------------- ---------------------- ------------------

(1) Together with an indeterminable number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the plan, as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding common stock.
(2) Represents 215,200 shares reserved for issuance under previously awarded option grants at an exercise price of $5.00 per share, 7,000 shares reserved for issuance under previously awarded option grants at an exercise price of $6.17 per share and 14,000 shares reserved for issuance under previously awarded option grants at an exercise price of $6.59 per share under the 1999 First Reliance Bank Employee Stock Option Plan (the "Plan").
(3) Represents the average per share exercise price of options previously awarded under the Plan.

                                Explanatory Note

         This Registration Statement on Form S-8 relates to 236,200 shares of the Registrant's common stock, par value $.01 per share ("Common Stock"). All of the shares of Common Stock are issuable pursuant to options issued under the Plan. The Plan was assumed by the Registrant pursuant to the Plan of Reorganization and Exchange, dated April 1, 2002, by and between the Registrant and First Reliance Bank.

          PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The Registrant hereby incorporates by reference in this Registration Statement the following documents:

        1. The Registrant's current report on Form 8-K12g-3 dated April 1, 2002.

        2. The Registrant's quarterly reports on Form 10-QSB for the quarters ended March 31, 2002 and June 30, 2002.

        3. The description of the Registrant's Common Stock set forth in the Registrant's registration statement on Form SB-2 filed as of June 3, 2002, including any additional amendment or report filed to update such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

        Not applicable.

Item 6. Indemnification of Directors and Officers

        The Registrant's Articles of Incorporation, subject to certain exceptions described below, eliminate the liability of a director to the Registrant or its stockholders for monetary damages for any breach of a fiduciary duty as a director. This provision does not eliminate or limit the liability of a director resulting or arising from (a) a breach of the director's duty of loyalty, (b) acts or omissions not in good faith or involving gross negligence, intentional misconduct or a knowing violation of law, (c) unlawful distributions or (d) a transaction from which the director derived an improper personal benefit.

        The Registrant's Bylaws provide that, to the fullest extent permitted by South Carolina law, the Registrant will indemnify all persons whom it may indemnify, including directors and officers, so long as such persons have conducted themselves in good faith and reasonably believed their conduct not to be opposed to the Registrant's best interests. Under Sections 33-8-510, 33-8-550 and 33-8-560 of the South Carolina Business Corporation Act of 1988, as amended, a South Carolina corporation is authorized generally to indemnify its directors and officers in civil or criminal actions if they acted in good faith and reasonably believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. In addition, the Bylaws authorize the Board of Directors to obtain insurance protecting directors, officers, employees and agents of the Registrant against liability asserted against or incurred by them in connection with their activities on behalf of the Registrant, whether or not the Registrant would have the power to indemnify them under law.

        In addition, the Plan provides that the members of the committee that administers the Plan will be indemnified by the Registrant, except in relation to matters as to which a final judgment is rendered that such committee member is liable for negligence or misconduct in the performance of his or her duties.

        The Registrant also provides liability insurance for its directors and officers which provides coverage against loss from claims made against such persons in their capacities as such including liabilities under the Securities Act of 1933, as amended.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

        See Exhibit Index.

Item 9. Undertakings

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; or

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from Registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Florence, State of South Carolina, on September 19, 2002.

                              FIRST RELIANCE BANCSHARES, INC.

                              By:      /s/ F. R. Saunders, Jr.
                                 -----------------------------------------------
                                       F. R. Saunders, Jr.,
                                       President and Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints F. R. Saunders, Jr. and A. Dale Porter and each of them acting individually, as his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature                                            Title                               Date
---------                                            -----                               ----
/s/ F. R. Saunders, Jr.                     President, Chief Executive Officer           September 19, 2002
------------------------------------        and Director (principal executive
F. R. Saunders, Jr.                         officer)


/s/ A. Dale Porter                          Executive Vice President, Chief              September 19, 2002
------------------------------------        Financial Officer, Secretary and
A. Dale Porter                              Director (principal financial and
                                            accounting officer)



/s/ William P. Campbell                     Director                                     September 19, 2002
------------------------------------
William P. Campbell


/s/ Leonard A. Hoogenboom                   Chairman of the Board                        September 19, 2002
------------------------------------        and Director
Leonard A. Hoogenboom


------------------------------------        Director
John M. Jebaily


/s/ Wilie Jones                             Director                                     September 19, 2002
------------------------------------
Wilie Jones


/s/ Andrew G. Kampiziones                   Director                                     September 19, 2002
------------------------------------
Andrew G. Kampiziones

                                       6


-----------------------------------         Director
Nathaniel Lockhart


/s/ C. Dale Lusk, MD                        Director                                     September 19, 2002
------------------------------------
C. Dale Lusk, MD


/s/ Paul C. Saunders                        Senior Vice President                        September 19, 2002
------------------------------------        Assistant Secretary,
Paul C. Saunders                            and Director


------------------------------------        Director
T. Daniel Turner


/s/ A. Joe Willis                           Director                                     September 19, 2002
------------------------------------
A. Joe Willis

                                  EXHIBIT INDEX

Exhibit                                                                               Sequential
Number         Description of Document                                                  Page No.
------         -----------------------                                                ----------

4.1*           Articles of Incorporation (incorporated by reference to Exhibit
               3.1 to the Registrant's current report on Form 8-K12g-3 dated
               April 1, 2002)

4.2* Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant's current report on Form 8-K12g-3 dated April 1, 2002)

4.3*           Specimen Stock Certificate (incorporated by reference to Exhibit
               4 to the Registrant's current report on Form 8-K12g-3 dated April
               1, 2002)

4.4(a)* 1999 First Reliance Bank Employee Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Registrant's quarterly report on Form 10-QSB for the quarter ended March 31, 2002)

4.4(b)*        Amendment No. 1 to 1999 First Reliance Bank Employee Stock Option
               Plan (incorporated by reference to Exhibit 10.2 to the Registrant's quarterly report on Form 10-QSB for the quarter ended March 31, 2002)

4.4(c)*        Amendment No. 2 to 1999 First Reliance Bank Employee Stock Option
               Plan (incorporated by reference to Exhibit 10.3 to the Registrant's quarterly report on Form 10-QSB for the quarter ended June 30, 2002)

4.5*           Form of Option Agreement (incorporated by reference to Exhibit
               10.3 to the Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002)

5              Opinion of McNair Law Firm, P.A. ..........................................  9

23(i)          Consent of McNair Law Firm, P.A. (included in Exhibit 5)

23(ii)         Consent of Tourville, Simpson & Caskey LLP ................................ 10

24 Power of Attorney (Filed as part of the signature page of the Registration Statement)

*    Incorporated by reference, all other Exhibits are filed herewith.

                                       8